                                  EXHIBIT 10


                                   AGREEMENT

     This Agreement is made and entered into as of this 22nd day of April, 1997, by and between JOHN G. REX-WALLER, an individual residing at 210 Broadway, Wilmette, Illinois 60091, and NATIONAL SURGERY CENTERS, INC., a Delaware corporation with its principal office located at 30 South Wacker Drive, Suite 2302, Chicago, Illinois 60606.

                                    RECITALS
                                    --------

     WHEREAS, John G. Rex-Waller (hereinafter "Rex-Waller") was hired by National Surgery Centers, Inc. (hereinafter "NSC") on or about July 1991; served as NSC's Chief Financial Officer from July 1991 until January 1996; has served as NSC's Treasurer and Secretary since July 1991; and has also served as NSC's Executive Vice President since January 1996; and

     WHEREAS, NSC and Rex-Waller have agreed that Rex-Waller's employment with NSC shall terminate as of April 22, 1997 (the "Termination Date").

     NOW, THEREFORE, Rex-Waller and NSC do hereby voluntarily enter into this Agreement (hereinafter "Agreement") in compromise and settlement of all claims, actions and disputes between the parties.

                              TERMS OF AGREEMENT
                              ------------------

     In consideration of the premises, the recitals of which are incorporated in and by this reference made a part of this Agreement, the following mutual covenants, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rex-Waller and NSC hereby agree as follows:

     1. It is understood and agreed that nothing contained in this Agreement shall be construed as an admission of liability or violation of any law, public policy or contract on the part of either party, all such liability being specifically denied. Rex-Waller represents and warrants that he has filed no complaints or charges with any court or administrative agencies against NSC.

     2.   Rex-Waller promises and agrees as follows:

          a. he will resign as (i) an employee of NSC and (ii) a member of the Board of Directors of NSC, both effective as of the Termination Date, and shall execute and return, on the Termination Date, a resignation in the form attached hereto and made a part hereof as Exhibit 1.

          b. he will execute and return, on the Termination Date, the General Release And Covenant Not To Sue in the form attached hereto and made a part hereof as Exhibit 2.

          c. he shall not, either directly or indirectly, for a period of two years following the Termination Date engage, anywhere in the United States of America, in the development, management, or direct or indirect ownership of other ambulatory surgery centers or in any other business which would be competitive with the business being conducted by NSC on such Termination Date (the "Restricted Business"), or acquire or retain any direct or indirect financial interest in any business which is so engaged; provided, however, that Rex-Waller may invest in, or be an employee, director, partner or shareholder of, or a consultant to (i) any company (including, without limitation, a company whose business is physician practice management) which incidentally includes the Restricted Business, provided that Rex-Waller does not participate in any of such company's activities that involve the Restricted Business which take place within a twenty-five mile radius of any facility operated, managed, or being developed by NSC on such Termination Date or (ii) any firm or entity which invests in companies ("Portfolio Companies") which engage in the Restricted Business; provided, however, that Rex-Waller may not participate in any of such Portfolio Companies' activities that involve the Restricted Business unless (i) the Portfolio Company only incidentally includes the Restricted Business and (ii) such activities do not take place within a twenty-five mile radius of any facility operated, managed, or being developed by NSC on such Termination Date . Notwithstanding the foregoing, nothing contained in this paragraph 2c shall prohibit Rex-Waller from being (A) a shareholder in a mutual fund or a diversified investment company or (B) a passive owner of not more than two percent of the outstanding stock of any class of a company so long as Rex-Waller has no active participation in the business of such company.

          d. for a period of two years from the Termination Date, he shall not, nor shall he cause any person to, solicit to employ any of the current officers or employees of NSC, without obtaining the prior written consent of NSC.

     3.   NSC promises and agrees as follows:

          a. to provide Rex-Waller with a payment in the amount of $50,000, on January 2, 1998, for his consulting services in connection with the possible acquisition by NSC of two additional ambulatory surgery centers.

          b. to make available to Rex-Waller continued COBRA health insurance coverage, ending when Rex-Waller is no longer eligible for continued coverage, as defined under COBRA.

          c. to execute and return, on the Termination Date, the General Release And Covenant Not To Sue in the form attached hereto and made a part hereof as Exhibit 3.

          d. in the event a Change in Control of NSC, as defined herein, occurs prior to March 31, 1998, NSC shall pay to Rex-Waller within 30 days of such Change of Control, in a lump sum an amount equal to the sum of $284,000, representing (i) Rex-Waller's annual base salary for 1996 and (ii) the annual bonus paid to Rex-Waller for 1996 by NSC. For purposes of this paragraph 3d, a "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934; provided that, without limitation, such a Change in Control shall be deemed to have occurred if during any period of two consecutive years subsequent to November 9, 1995, individuals who at the beginning of such period constitute members of the board of directors cease for any reason to constitute at least a majority thereof, unless the nomination or election of each director who was not a director at the beginning of the period was approved by a vote of a majority of the directors still in office at the time of such nomination or election who were directors at the beginning of the period. If a tax is imposed pursuant to Section 4999 of the Internal Revenue Code, or successor provision of like import, upon payments due under this paragraph 3d, Rex-Waller shall be paid an additional amount calculated so as to provide Rex-Waller, after he has paid the tax imposed by
Section 4999 of the Code, with the same compensation he would have received had no tax been imposed by Section 4999.

     4. NSC represents and warrants that (a) the Compensation Committee of NSC's Board of Directors (the "Committee") (i) accelerated the vesting of all of Rex-Waller's options under the Stock Option Plan to the Termination Date, (ii) pursuant to clause (iii) of Section 6 of the Stock Option Plan, extended to December 31, 1997 the period during which Rex-Waller may exercise options to purchase 90,000 shares of NSC's common stock ("Common Stock") at an exercise price of $27.50 per share, which options were granted to Rex-Waller on June 21, 1996, (iii) approved Rex-Waller's exercise within three months following the Termination Date of options to purchase up to 182,500 shares of Common Stock by his tendering to NSC shares of Common Stock owned by him in full payment of the exercise price of such shares in accordance with clause (i) of Section 8 of the Stock Option Plan and (iv) approved Rex-Waller's exercise within three months following the Termination Date of options to purchase up to 182,500 shares of Common Stock by his delivery to NSC in accordance with clause (ii) of Section 8 of the Stock Option Plan of an irrevocable written notice instructing NSC to deliver the shares of Common Stock being purchased to a broker selected by NSC, subject to such broker's written guarantee to deliver cash to NSC equal to the aggregate exercise price for the shares being purchased, (b) at the date hereof NSC has, and at the time of the exercise of such options and the sale of the shares of Common Stock underlying such options NSC will continue to have, an effective registration statement on Form S-8 registering the sale of such shares under the Securities Act of 1933, as amended, and (c) NSC has not and will not require Rex-Waller to deliver an investment representation with respect to the shares of Common Stock to be acquired upon his exercise of such options and has not and will not impose any restrictions upon Rex-Waller's exercise of such options or his sale of such shares.

     5. NSC agrees not to criticize or disparage Rex-Waller, either within or without NSC, either orally or in writing, and not to authorize or condone any such criticism or disparagement; provided, that nothing contained in this paragraph 5 shall preclude NSC from making any statement to its attorneys on a confidential basis or from making any statement in good faith which is required by law, regulation or order of any court or regulatory commission, department or agency. Likewise, Rex-Waller agrees not to criticize or disparage NSC, NSC's officers or agents, or NSC's business or employment practices, either orally or in writing; provided, that nothing contained in this paragraph 5 shall preclude Rex-Waller from making any statement to his attorneys on a confidential basis or from making any statement in good faith which is required by law, regulation or order of any court or regulatory commission, department or agency. Rex-Waller further agrees that he will not intentionally or knowingly instigate, cause, advise or encourage any person, group of persons or entity to file suit against NSC; and that he will not join in, or if named will opt out of, any suit that may be filed against NSC based on any facts and events occurring up to and including the date of this Agreement.

     6. Rex-Waller promises and agrees that he will continue to hold in strictest confidence and will not use or disclose to any person, firm or corporation, without the prior, written authorization of an officer of NSC, any of NSC's trade secrets and other proprietary and confidential business information, or trade secrets and other proprietary and confidential business information of a third party provided to NSC. Rex-Waller understands that this agreement applies to computerized as well as written information. It is expressly understood, however, that the obligations of this paragraph 6 shall
(a) only apply for as long as and to the extent that said trade secrets and other proprietary and confidential business information have not become generally known to or available for use by the public other than by an act or omission of Rex-Waller, and (b) not apply if such disclosure is required by any law, regulation or order of any court or regulatory commission, department or agency.. The term "trade secrets and other proprietary and confidential business information" means business and technical information treated as confidential by NSC, including, without limitation, information relating to sales, customers and customer lists, financial and marketing data, business plans, and personnel and personnel related practices, policies and procedures, all of which Rex-Waller became aware of as a result of his employment with NSC.

     7. Rex-Waller acknowledges NSC's title to, and exclusive right to possession and use of, all reports, papers or documents of NSC, or any copies, abstracts or summaries thereof, including drawings, which came into his possession during his employment with NSC. Rex-Waller also acknowledges that he has returned to NSC all such reports, papers or documents, except for those reports, papers or documents which NSC has advised Rex-Waller, in writing, he may keep. If NSC later believes that Rex-Waller has not complied with the requirements of this paragraph 7 in any respect, it shall request in writing and with specificity the report, paper or document to be returned by Rex-Waller. Rex-Waller shall have a reasonable period of time following such written request to return the report, paper or document so requested, but if Rex-Waller does not have control of, or access to, such report, paper or document, he shall notify NSC of such fact in writing and, upon such notification, he shall have complied fully with the requirements of this paragraph 7. This provision is not intended to require Rex-Waller to turn over to NSC information acquired by Rex-Waller from sources not connected or related to NSC or created by Rex-Waller for his own use or for use in his profession and which is not a trade secret of NSC or proprietary to NSC.

     8.   a.   NSC agrees to indemnify, defend and hold Rex-Waller harmless from any liability arising out of actions taken by Rex-Waller as an employee of NSC, including without limitation liability brought about or con tributed to by actions covered by NSC's professional liability policy, and reimburse Rex-Waller, within 15 days following his request therefor, for his reasonable expenses incurred in the defense thereof, such as transportation, meals, lodging and lost wages. Rex-Waller shall advise NSC promptly of any proceeding in which he is named a party defendant, reasonably cooperate with NSC in connection therewith, and not settle any proceeding without the prior, written consent of NSC. Rex-Waller also agrees to reasonably cooperate with NSC in any proceeding against NSC relating to or concerning matters or issues involving his employment at NSC, even if he is not named a party defendant in such proceeding, and, provided that Rex-Waller and NSC are not adverse parties in such proceeding, NSC will provide legal representation to Rex-Waller at NSC's expense and selection and reimburse Rex-Waller, within 15 days following his request therefor, for his reasonable expenses incurred in connection therewith, such as transportation, meals, lodging and lost wages.

          b. Notwithstanding anything to the contrary contained in paragraph 8a hereof, NSC agrees that the limitation of liability now existing in favor of Rex-Waller contained in Article Tenth of NSC's Certificate of Incorporation and all rights to indemnification now existing in favor of Rex-Waller contained in Article Tenth of NSC's Certificate of Incorporation and Article VII Section 5 of NSC's By-laws, in each case as in effect on the date hereof, shall not be amended in any manner that would adversely affect the rights of Rex-Waller, unless such amendment is required by law. To the extent permitted by the laws of the State of Delaware, such indemnification shall be mandatory and not permissive and NSC shall advance all fees and expenses (including attorneys' and paralegals' fees for legal counsel retained by NSC on Rex-Waller's behalf and other costs and expenses) as incurred in connection with such indemnification.

          c. Notwithstanding anything to the contrary contained in paragraph 8a hereof, pursuant to the rights to indemnification referred to in paragraph 8b hereof, NSC agrees to indemnify and hold harmless Rex-Waller and his successors to the fullest extent permitted by the laws of the State of Delaware with respect to any claim arising at any time out of any event, action or omission related to or in connection with Rex-Waller having been (i) a director, officer or employee of NSC or having served as a director of Endoscopy Center Affiliates, Inc., a Delaware corporation and a wholly-owned subsidiary of NSC, or as a director or officer of another corporation or other organization at the request of NSC, and (ii) the trustee and a fiduciary of the National Surgery Centers, Inc. 401(k) Plan to the fullest extent permitted by the Employee Retirement Income Security Act of 1974, as amended. This indemnification shall continue in full force and effect for a period of not less than the duration of all statutes of limitations applicable to such matters (or in the case of events, actions or omissions giving rise to matters which have not been resolved prior to the expiration of such period, until such matters are finally resolved). Without limiting the foregoing, NSC shall periodically advance all fees and expenses (including the fees of attorneys' and paralegals retained by NSC on Rex-Waller's behalf and other costs and expenses) as incurred with respect to the foregoing to the fullest extent permitted by the laws of the State of Delaware, and Rex-Waller shall be defended by counsel of NSC's choice.

     9. References and inquiries concerning Rex-Waller's employment at NSC shall be directed only to E. Timothy Geary, NSC's President, or his successor.

     10. Rex-Waller represents and warrants that, prior to and including the date of this Agreement, no claim, demand or cause of action which is the subject of this Agreement has been assigned or transferred to any other person or entity; that no other person or entity has or has had any interest in any claim, demand or cause of action which is the subject of this Agreement; that no person or entity has or has had any subrogated interest in any claim, demand, cause of action or payment of settlement funds which is the subject of this Agreement; and that he has the sole right and authority to execute this Agreement.

     11. This Agreement shall be binding in all respects upon, and inure to the benefit of, any and all agents, administrators, executors, heirs, successors, assigns, transferees and parties claiming under and through Rex-Waller, and any of them. This Agreement shall also be binding in all respects upon, and inure to the benefit of, NSC's successors and assigns and all parties claiming under and through NSC.

     12. This Agreement may be pleaded as a full and complete defense to, and may be used as a basis for an injunction against, any action at law, proceeding in equity or any other judicial or non-judicial proceeding that either party may institute, prosecute or maintain, or continue to prosecute or maintain, in breach thereof.

     13. This Agreement contains the entire agreement between Rex-Waller on the one hand and NSC on the other. The parties acknowledge that they have not relied upon any promises made by a representative of the other, other than those specifically contained herein, as an inducement to sign this Agreement or the Exhibits to this Agreement. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing and signed by the party to be bound. This Agreement supersedes the Employment Agreement dated as of November 9, 1995, between NSC and Rex-Waller and such agreement shall be of no further force or effect.

     14. If any provision of paragraph 2c of this Agreement, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of the said paragraph 2c or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced.

     15. Rex-Waller represents and warrants that he was given a reasonable amount of time (14 days) to consider the terms of this Agreement and has had an opportunity to inquire into all material facts pertinent to this Agreement; and that he is represented by counsel (Sidley & Austin) and has consulted with counsel prior to signing this Agreement.

     16. The undersigned represent and warrant that they are fully authorized and competent to enter into the terms of and execute this Agreement, and that they do so knowingly and voluntarily.

IT IS SO AGREED:



-----------------------------------------------     Date:
John G. Rex-Waller                                       -----------------------

NATIONAL SURGERY CENTERS, INC.



By:
       ----------------------------------------     Date:
                                                         -----------------------
Title:
       ----------------------------------------

                                   EXHIBIT 1


                                  RESIGNATION
                                  -----------


     I, John G. Rex-Waller, do hereby resign as (i) an employee (including my positions as Executive Vice President, Secretary, and Treasurer) and a member of the Board of Directors of National Surgery Centers, Inc., a Delaware corporation ("NSC"), (ii) an officer and a member of the Board of Directors of each of the subsidiaries of NSC in which I am currently serving in either or both of these capacities (including, without limitation, as an officer and a member of the Board of Directors of Endoscopy Center Affiliates, Inc., a Delaware corporation and wholly-owned subsidiary of NSC), and (iii) the trustee and a fiduciary of the National Surgery Centers, Inc. 401(k) Plan, effective on the date hereof.



Dated this 22nd day of April, 1997

                                          --------------------------------------
                                                    John G. Rex-Waller

                                   EXHIBIT 2
                                   ---------

                    GENERAL RELEASE AND COVENANT NOT TO SUE
                    ---------------------------------------

     In consideration of the good and valuable consideration set forth in the Agreement, dated April 22, 1997, between John G. Rex-Waller ("Rex-Waller") and National Surgery Centers, Inc., the receipt and sufficiency of which are hereby acknowledged, Rex-Waller agrees as follows:

     A. Rex-Waller agrees to and does hereby release, acquit and forever discharge National Surgery Centers, Inc.; its successors and assigns; and its present and former agents, directors, employees, officers and representatives (hereinafter collectively referred to as the "Released Parties"), of and from any and all claims, demands and causes of action of every kind or character, in every proceeding whatsoever, known or unknown, now existing or which may hereafter arise, by reason of any act or omission on the part of the Released Parties occurring at any time up to and including the date of execution of this General Release and Covenant Not to Sue. Without restricting the generality of the foregoing, Rex-Waller agrees to and does hereby release, acquit and forever discharge the Released Parties of and from any and all claims, demands and causes of action, known or unknown, arising out of or in any way connected with or relating to his employment and termination of employment with National Surgery Centers, Inc., from the beginning of said employment up to and including the date of execution of this General Release and Covenant Not to Sue, including but not limited to claims, demands and causes of action based in whole or in part on (i) breach of contract, including breach of the Employment Agreement, dated November 9, 1995, by and between Rex-Waller and National Surgery Centers, Inc.; (ii) impairment of economic opportunity, intentional infliction of emotional harm, negligent infliction of emotional distress, defamation, interference with contractual relations, interference with prospective economic advantage, or other tort; (iii) the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act, Title VII of the Civil Rights Act, the Civil Rights Act of 1991, the State of Illinois Human Rights Act, the Cook County Human Rights Ordinance, and any other federal, state or municipal statute or ordinance relating to discrimination in employment, and (iv) any other legal restrictions prohibiting, in whole or in part, the actual or constructive discharge of employees. Notwithstanding anything to the contrary set forth in this General Release and Covenant Not to Sue, this release shall not apply to, or release the Released Parties from, any obligation contained in the Agreement dated April 22, 1997, between Rex-Waller and National Surgery Centers, Inc. or any obligation under any benefit plan or arrangement of National Surgery Centers, Inc., including National Surgery Centers, Inc.'s Amended and Restated 1992 Stock Option Plan, which entitles Rex-Waller to the receipt of any benefit, or any claim for benefits that Rex-Waller may have under any ERISA covered employee benefit plan in which he was a participant.

     B. Rex-Waller agrees that he will not commence or bring any action at law, proceeding in equity, or any other judicial or non-judicial proceeding against the Released Parties relating, in whole or in part, to his employment and termination of employment with National Surgery Centers, Inc.. Notwithstanding anything to the contrary set forth in this General Release and Covenant Not to Sue, this covenant not to sue shall not apply to, or release the Released Parties from, any obligation contained in the Agreement dated April 22, 1997, between Rex-Waller and National Surgery Centers, Inc. or any obligation under any benefit plan or arrangement of National Surgery Centers, Inc., including National Surgery Centers, Inc.'s Amended and Restated 1992 Stock Option Plan, which entitles Rex-Waller to the receipt of any benefit, or any claim for benefits that Rex-Waller may have under any ERISA covered employee benefit plan in which he was a participant.

     Rex-Waller acknowledges that he was advised in writing to consult with an attorney prior to executing this General Release And Covenant Not To Sue, and that he was given a reasonable amount of time to consider the terms of this General Release And Covenant Not To Sue.


-----------------------------------        Date:
John G. Rex-Waller                              ------------------


Subscribed and sworn to
before me this __ day of
April, 1997.

------------------------
      Notary Public

                                   EXHIBIT 3

                    GENERAL RELEASE AND COVENANT NOT TO SUE
                    ---------------------------------------

     In consideration of the good and valuable consideration set forth in the Agreement, dated April 22, 1997, between John G. Rex-Waller ("Rex-Waller") and National Surgery Centers, Inc., a Delaware corporation ("NSC"), the receipt and sufficiency of which are hereby acknowledged, NSC agrees as follows:

     A. NSC, on behalf of itself and each of its divisions, subsidiaries, affiliates and other related entities (whether or not such entities are wholly owned) and its past, present and future directors, officers, employees and agents, and the predecessors, successors and assigns of each of them, agrees to and does hereby release, acquit and forever discharge Rex-Waller and anyone claiming through him including, but not limited to, his past, present and future agents, family members, representatives, heirs, executors and administrators, or the predecessors, successors and assigns of each of them (hereinafter collectively referred to as the "Released Parties"), of and from any and all claims, demands and causes of action of every kind or character, in every proceeding whatsoever, known or unknown, now existing or which may hereafter arise, by reason of any act or omission on the part of the Released Parties occurring at any time up to and including the date of execution of this General Release and Covenant Not to Sue. Without restricting the generality of the foregoing, NSC agrees to and does hereby release, acquit and forever discharge the Released Parties of and from any and all claims, demands and causes of action, known or unknown, arising out of or in any way connected with or relating to Rex-Waller's employment and termination of employment with NSC from the beginning of said employment up to and including the date of execution of this General Release and Covenant Not to Sue, including but not limited to claims, demands and causes of action based in whole or in part on breach of contract, including breach of the Employment Agreement, dated November 9, 1995, by and between Rex-Waller and NSC. Notwithstanding anything to the contrary set forth in this General Release and Covenant Not to Sue, this release shall not apply to, or release the Released Parties from, any obligation contained in the Agreement dated April 22, 1997, between Rex-Waller and NSC.

     B. NSC agrees that it will not commence or bring any action at law, proceeding in equity, or any other judicial or non-judicial proceeding against the Released Parties relating, in whole or in part, to Rex-Waller's employment and termination of employment with NSC. Notwithstanding anything to the contrary set forth in this General Release and Covenant Not to Sue, this release shall not apply to, or release the Released Parties from, any obligation contained in the Agreement dated April 22, 1997, between Rex-Waller and NSC.


NATIONAL SURGERY CENTERS, INC.


By:                                             Date:
       ----------------------------------            ------------------
Title:
       ----------------------------------

SUBSCRIBED and sworn to
before me this ___ day of
April, 1997.

-------------------------
      Notary Public